Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registration statement on Form SB2 of Tone in Twenty, of our report dated October 15, 2007 on our audit of the financial statements of Tone in Twenty as of August 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows from inception August 4, 2006 through August 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    November 2, 2007


              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702)253-7499 Fax (702)253-7501

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